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                         CONSENT OF INDEPENDENT ACCOUNTANTS
                                    ------------

To to Board of Trustees of
Steadman Security Trust

    We consent to the inclusion in this Registration Statement of Steadman Associated Fund on Form N-14 (File No. 333-20889) of our reports dated July 29, 1996, except for Steadman Associated Fund for which the date is August 6, 1996, on our audits of the financial statements and financial highlights of Steadman Associated Fund, Steadman Investment Fund, Steadman American Industry Fund and Steadman Technology and Growth Fund, which reports are included in the Fund's Annual Reports to Shareholders for the year ended June 30, 1996, which are included in this Registration Statement. We also consent to the reference to our firm under the caption "Condensed Financial Information of the Funds."


                                                /s/ Coopers & Lybrand L.L.P.
                                                COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
May 5, 1997